Exhibit 10.2

ASSIGNMENT OF PURCHASE AGREEMENT

THIS ASSIGNMENT OF PURCHASE AGREEMENT (this “Assignment”) is made as of January 27, 2015, by and between CARTER VALIDUS PROPERTIES II, LLC, a Delaware limited liability company (“Assignor”) and HCII-7375 CYPRESS GARDENS BOULEVARD, LLC, a Delaware limited liability company (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the Purchaser under that certain Purchase Agreement dated as of August 29, 2014, as amended by that certain First Amendment to Purchase Agreement dated September 30, 2014, as amended by that certain Second Amendment to Purchase Agreement dated October 14, 2014, as amended by that certain Third Amendment to Purchase Agreement dated October 17, 2014, as amended by that certain Fourth Amendment to Purchase Agreement dated October 21, 2014, as amended by that certain Fifth Amendment to Purchase Agreement dated November 17, 2014, as amended by that certain Sixth Amendment to Purchase Agreement dated December 5, 2014, as amended by that certain Seventh Amendment to Purchase Agreement dated December 23, 2014, as amended by that certain Eighth Amendment to Purchase Agreement dated January 14, 2015, as amended by that certain Ninth Amendment to Purchase Agreement dated January 23, 2015 (as amended, the “Agreement”) by and between Winter Haven Capital Center, LLC and Assignor, concerning property located at 7375 Cypress Gardens Boulevard, Winter Haven, Florida, as more particularly described in the Agreement; and

WHEREAS, Assignor is assigning the Agreement to Assignee on the terms and conditions hereinafter set forth; and

WHEREAS, Assignor desires to assign all of its rights, title and interest in the Agreement to Assignee and Assignee desires to assume all of the Assignor’s obligations under the Agreement.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) in hand paid by the parties, one to the other, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, it is agreed:

1. Assignor hereby assigns to Assignee all of its rights, title and interest in and to the Agreement.

2. Assignee hereby assumes all of Assignor’s obligations pursuant to the Agreement including the payment of the Purchase Price (as defined in the Agreement).

3. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon and all of such counterparts shall together constitute one and the same instrument. This Assignment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories. The Assignment may be executed and delivered by fax or e-mail and shall be deemed original signatures and may be relied upon by the parties as such.

[Signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have hereunto set their hands and affixed their seals hereto on the day and year first above written.

ASSIGNOR:

CARTER VALIDUS PROPERTIES II, LLC, a Delaware limited liability company

By:	/s/ Lisa Collado
Name: Lisa Collado
Its: Vice President

ASSIGNEE:

HCII-7375 CYPRESS GARDENS BOULEVARD, LLC, a Delaware limited liability company

By:	Carter Validus Operating Partnership II, LP, a Delaware limited partnership, its sole member

	By:	Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, its general partner

		By:	/s/ John E. Carter
John E. Carter
Chief Executive Officer